Exhibit 99.1

Contact: Kristin Brown, Director of Investor Relations (617) 796-8251 www.ta-petro.com
FOR IMMEDIATE RELEASE
TravelCenters of America Inc. Announces Third Quarter 2021 Financial Results

Company Delivers Continued Financial Improvement Over Prior Year

•Net Income of $22.2 Million Improved $13.5 Million Over Prior Year

•Net Income Per Share of Common Stock Attributable to Common Stockholders of $1.52 Improved $0.91 Over Prior Year

•Adjusted EBITDA of $65.2 Million Improved $14.1 Million, or 27.7%, Over Prior Year

•Adjusted EBITDAR of $129.1 Million Improved $14.1 Million, or 12.2%, Over Prior Year

_____________________________________________________________________________________
Westlake, OH (November 1, 2021): TravelCenters of America Inc. (Nasdaq: TA) today announced financial results for the quarter ended September 30, 2021.
Jonathan M. Pertchik, TA's Chief Executive Officer, made the following statement regarding the 2021 third quarter results:
"TA’s strong operating results for the third quarter continue to demonstrate our successful execution on the transformation plan that we began implementing last year, as net income improved to $22.2 million from $8.7 million and Adjusted EBITDA improved by almost 28% to $65.2 million from $51.1 million as compared to the prior year period. We achieved resilient and improved profitability across nearly all business lines, despite significant ongoing COVID-related labor and supply chain challenges. Looking ahead, we are excited about ending this year strong and moving into next year as our capital plan will leverage our robust balance sheet through site refreshes, technology improvements and other activities, including possible acquisitions, to drive continuous, excellent performance and take our Company successfully into its 50th anniversary year."

Reconciliations to GAAP:
Adjusted net income, adjusted net income per share of common stock attributable to common stockholders, EBITDA, adjusted EBITDA, adjusted EBITDAR and adjusted EBITDAR margin are non-GAAP financial measures. The U.S. generally accepted accounting principles, or GAAP, financial measures that are most directly comparable to the non-GAAP measures disclosed herein are included in the supplemental tables below.
Third Quarter 2021 Highlights:
•Cash and cash equivalents of $621.1 million and availability under TA's revolving credit facility of $94.1 million for total liquidity of $715.2 million as of September 30, 2021.
•The following table presents detailed results for TA's fuel sales for the 2021 and 2020 third quarters.

(in thousands, except per gallon amounts)	Three Months Ended September 30,
	2021	2020	Change
Fuel sales volume (gallons):
Diesel fuel	513,827	485,488	5.8%
Gasoline	72,021	69,614	3.5%
Total fuel sales volume	585,848	555,102	5.5%

Fuel gross margin	$106,010	$80,123	32.3%
Fuel gross margin per gallon	$0.181	$0.144	25.7%
•The following table presents detailed results for TA's nonfuel revenues for the 2021 and 2020 third quarters.

(in thousands, except percentages)	Three Months Ended September 30,
2021	2020	Change
Nonfuel revenues:
Store and retail services	$197,842	$179,517	10.2%
Truck service	200,192	189,630	5.6%
Restaurant	79,850	77,665	2.8%
Diesel exhaust fluid	33,179	27,285	21.6%
Total nonfuel revenues	$511,063	$474,097	7.8%

Nonfuel gross margin	$304,798	$285,983	6.6%
Nonfuel gross margin percentage	59.6%	60.3%	(70)	pts
•Net income of $22.2 million improved $13.5 million, or 156.4%, and adjusted net income of $22.2 million improved $5.9 million, or 36.0%, as compared to the prior year period.
•Adjusted EBITDA of $65.2 million increased $14.1 million, or 27.7%, as compared to the prior year period.
•Adjusted EBITDAR of $129.1 million increased $14.1 million, or 12.2%, as compared to the prior year period.
•Adjusted EBITDAR margin increased to 20.9% from 20.7% for the prior year period.

Growth and Cost Control Strategies

During the 2020 second quarter, TA commenced a strategic transformation and turnaround plan, or its Transformation Plan, consisting of numerous initiatives across its organization for the purpose of expanding its travel center network, improving and enhancing operational efficiencies and profitability, and strengthening its financial position all in support of its core mission to return every traveler to the road better than they came. Among these initiatives was a corporate restructuring that resulted in immediate selling, general and administrative expense savings and the hiring of many new members of management. TA also created a centralized procurement group to drive economies of scale in pricing and increased leverage in vendor negotiations which is leading to substantial purchasing savings and a streamlined operation. Other key initiatives are focused in areas of liquidity, expanding TA's franchise base, increasing diesel fuel and gasoline gross margin and fuel sales volume, increasing market share in the truck service business, improving merchandising and increasing gross margin in store and retail services, improving operating effectiveness in TA's food service offerings and improving information technology systems, while focusing on opportunities to control and rationalize costs.

Since the beginning of 2019, TA has entered into franchise agreements for 52 travel centers to be operated under its travel center brand names; four of these franchised travel centers began operations during 2019, 10 began operations during 2020 and four began operations during the nine months ended September 30, 2021. TA expects the remaining 34 to open by the third quarter of 2023.
As a result of nationwide labor and supply chain challenges, TA's capital expenditures plan has been impacted and it is currently expected to be in the range of $80.0 million to $100.0 million in 2021. We do not believe that this delay will have a material impact on the underlying operating business. The 2021 capital expenditures include projects to enhance the guest experience through significant upgrades at TA's travel centers and to improve TA's technology systems infrastructure. Approximately half of TA's capital expenditures in 2021 are focused on growth initiatives that TA expects will meet or exceed TA's 15% to 20% cash on cash return hurdle.

Importantly, TA is committed to embracing environmentally friendly sources of energy through its eTA division, which seeks to deliver sustainable and alternative energy to the marketplace and focus on working with the public sector, private companies and customers to facilitate a possible industry transformation. This business division extends TA's commitment to providing the widest range of commercially prudent and practicable non-fuel offerings across its sites. Recent accomplishments include continued expansion of TA's biodiesel blending capabilities, availability of diesel exhaust fluid, or DEF, at the pump and placement of electric vehicle charging stations. TA believes its large, well-located sites and its focus as a pure supplier may provide TA with the opportunity to make both fossil and, eventually, non-fossil fuels available and to potentially balance or adjust its product and service offerings as it may determine and subject to availability.

Conference Call
On November 2, 2021, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2021. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 877-344-7529 in the United States, 855-669-9658 in Canada, and 412-317-0088 in other countries. The replay pass code is 10160345.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's third quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America Inc.
TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its more than 18,000 team members serve guests in over 275 locations in 44 states and Canada, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business unit, eTA, focused on sustainable energy options for professional drivers and motorists, while leveraging alternative energy to support its own operations. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

TRAVELCENTERS OF AMERICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Fuel	$1,424,997	$791,880	$3,830,886	$2,244,219
Nonfuel	511,063	474,097	1,460,787	1,304,674
Rent and royalties from franchisees	3,886	3,947	11,649	10,482
Total revenues	1,939,946	1,269,924	5,303,322	3,559,375

Cost of goods sold (excluding depreciation):
Fuel	1,318,987	711,757	3,547,154	1,990,241
Nonfuel	206,265	188,114	577,195	512,784
Total cost of goods sold	1,525,252	899,871	4,124,349	2,503,025

Site level operating expense	246,871	221,864	708,097	655,950
Selling, general and administrative expense	39,563	32,967	112,083	108,171
Real estate rent expense	63,898	65,226	191,378	191,893
Depreciation and amortization expense	24,276	32,299	72,244	89,113
Other operating expense (income), net	230	—	(642)	—

Income from operations	39,856	17,697	95,813	11,223

Interest expense, net	11,843	7,375	34,966	22,064
Other (income) expense, net	(1,034)	233	1,667	1,109
Income (loss) before income taxes	29,047	10,089	59,180	(11,950)
(Provision) benefit for income taxes	(6,847)	(1,432)	(13,776)	4,222
Net income (loss)	22,200	8,657	45,404	(7,728)
Less: net income (loss) for noncontrolling interest	—	52	(333)	104
Net income (loss) attributable to common stockholders	$22,200	$8,605	$45,737	$(7,832)

Net income (loss) per share of common stock attributable to common stockholders:
Basic and diluted	$1.52	$0.61	$3.14	$(0.76)

Weighted average vested shares of common stock	14,254	13,779	14,239	9,890
Weighted average unvested shares of common stock	327	286	334	358
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance and believes that they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
The non-GAAP financial measures TA presents should not be considered as alternatives to net income (loss) attributable to common stockholders, net income (loss), income (loss) from operations, operating margin, total fuel gross margin and nonfuel revenues or net income (loss) per share of common stock attributable to common stockholders as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that adjusted net income (loss), adjusted net income (loss) per share of common stock attributable to common stockholders, EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents the operating results of TA's operations without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. TA calculates EBITDA as net income (loss) before interest, income taxes and depreciation and amortization expense, as shown below. TA calculates adjusted EBITDA by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
In addition, TA believes that, because it leases a majority of its travel centers, presenting adjusted EBITDAR and adjusted EBITDAR margin may help investors compare the value of TA against companies that own and finance ownership of their properties with debt financing, since these measures eliminate the effects of variability in leasing methods and capital structures. These measures may also help investors evaluate TA's valuation if it owned its leased properties and financed that ownership with debt, in which case the interest expense TA incurred for that debt financing would be added back when calculating EBITDA. Adjusted EBITDAR and adjusted EBITDAR margin are presented solely as valuation measures and should not be viewed as measures of overall operating performance or considered in isolation or as an alternative to net income (loss) because they exclude the real estate rent expense associated with TA's leases and they are presented for the limited purposes referenced herein. TA calculates EBITDAR as net income (loss) before interest, income taxes, real estate rent expense and depreciation and amortization expense and adjusted EBITDAR by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses. TA calculates adjusted EBITDAR margin as adjusted EBITDAR as a percentage of total fuel gross margin and nonfuel revenues.
TA believes that net income (loss) is the most directly comparable GAAP financial measure to adjusted net income (loss), EBITDA, adjusted EBITDA and adjusted EBITDAR, net income (loss) per share of common stock attributable to common stockholders is the most directly comparable GAAP financial measure to adjusted net income (loss) per share of common stock attributable to common stockholders and operating margin is the most directly comparable GAAP financial measure to adjusted EBITDAR margin.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three and nine months ended September 30, 2021 and 2020.

Calculation of adjusted net income:	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$22,200	$8,657	$45,404	$(7,728)
Add: Reorganization Plan costs(1)	—	—	—	4,288
Add: Goodwill impairment(2)	—	—	—	3,046
Add: QSL impairment(3)	—	—	650	—
Add: Asset write offs(4)	—	2,372	—	8,906
Add: Field employee bonus expense(5)	—	—	—	3,769
Add: Executive compensation expense(6)	—	—	—	2,109
Add: Equity investment ownership dilution(7)	—	—	1,826	—
Add: Impairment of operating lease assets(8)	—	1,262	—	1,262
Add: Impairment of property and equipment(8)	—	6,610	—	6,610
Less: Gain on sale of assets, net(9)	—	—	(897)	—
Less: Tax impact of adjusting items(10)	—	(2,581)	(331)	(7,557)
Adjusted net income (11)	$22,200	$16,320	$46,652	$14,705

Calculation of adjusted net income per share of common stock attributable to common stockholders (basic and diluted):	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) per share of common stock attributable to common stockholders (basic and diluted)	$1.52	$0.61	$3.14	$(0.76)
Add: Reorganization Plan costs(1)	—	—	—	0.42
Add: Goodwill impairment(2)	—	—	—	0.30
Add: QSL impairment(3)	—	—	0.04	—
Add: Asset write offs(4)	—	0.17	—	0.87
Add: Field employee bonus expense(5)	—	—	—	0.37
Add: Executive compensation expense(6)	—	—	—	0.21
Add: Equity investment ownership dilution(7)	—	—	0.13	—
Add: Impairment of operating lease assets(8)	—	0.09	—	0.12
Add: Impairment of property and equipment(8)	—	0.47	—	0.64
Less: Gain on sale of assets, net(9)	—	—	(0.06)	—
Less: Tax impact of adjusting items(10)	—	(0.18)	(0.02)	(0.74)
Adjusted net income per share of common stock attributable to common stockholders (basic and diluted)(11)	$1.52	$1.16	$3.23	$1.43

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)

Calculation of EBITDA, adjusted EBITDA and adjusted EBITDAR:	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$22,200	$8,657	$45,404	$(7,728)
Add (less): Provision (benefit) for income taxes	6,847	1,432	13,776	(4,222)
Add: Depreciation and amortization expense	24,276	32,299	72,244	89,113
Add: Interest expense, net	11,843	7,375	34,966	22,064
EBITDA	65,166	49,763	166,390	99,227
Add: Reorganization Plan costs(1)	—	—	—	4,288
Add: Field employee bonus expense(5)	—	—	—	3,769
Add: Executive compensation expense(6)	—	—	—	2,109
Add: Equity investment ownership dilution(7)	—	—	1,826	—
Add: Impairment of operating lease assets(8)	—	1,262	—	1,262
Less: Gain on sale of assets, net(9)	—	—	(897)	—
Adjusted EBITDA(11)	65,166	51,025	167,319	110,655
Add: Real estate rent expense	63,898	65,226	191,378	191,893
Less: Impairment of operating lease assets(8)	—	(1,262)	—	(1,262)
Adjusted EBITDAR(11)	$129,064	$114,989	$358,697	$301,286

Calculation of operating margin:	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues	$1,939,946	$1,269,924	$5,303,322	$3,559,375
Income from operations	39,856	17,697	95,813	11,223
Operating margin	2.1%	1.4%	1.8%	0.3%

Calculation of adjusted EBITDAR margin:	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Fuel gross margin	$106,010	$80,123	$283,732	$253,978
Nonfuel revenues	511,063	474,097	1,460,787	1,304,674
Total fuel gross margin and nonfuel revenues	$617,073	$554,220	$1,744,519	$1,558,652

Adjusted EBITDAR(11)	$129,064	$114,989	$358,697	$301,286
Adjusted EBITDAR margin	20.9%	20.7%	20.6%	19.3%

(1) Reorganization Plan Costs. On April 30, 2020, TA commenced a company-wide reorganization plan, or the Reorganization Plan. During the nine months ended September 30, 2020, TA recognized $4.3 million of costs related to the Reorganization Plan, which were included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(2) Goodwill Impairment. During the nine months ended September 30, 2020, TA recognized a goodwill impairment charge of $3.0 million with respect to its QSL reporting unit, which were recognized in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(3) QSL Impairment. TA had classified its QSL business as held for sale as of December 31, 2020. During the nine months ended September 30, 2021 and prior to the sale, which was completed on April 21, 2021, TA recorded additional

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
impairment charges of $650 relating to its QSL business, which were included in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss). Refer to note 8 below for more information on the sale of QSL.
(4) Asset Write Offs. During the nine months ended September 30, 2020, TA wrote off $0.8 million of intangibles relating to three QSL franchises that closed in April 2020. During the three and nine months ended September 30, 2020, TA wrote off $2.4 million and $8.1 million, respectively, related to truck service programs that were canceled. These amounts were included in depreciation and amortization expense in TA's consolidated statements of operations and comprehensive income (loss).
(5) Field Employee Bonus Expense. In March and April 2020, TA paid cash bonuses to certain employees who continued to work at its locations during the COVID-19 pandemic. These bonuses resulted in additional compensation expense of $3.8 million for the nine months ended September 30, 2020, which was included in site level operating expense in TA's consolidated statements of operations and comprehensive income (loss).
(6) Executive Compensation Expense. TA agreed to accelerate the vesting of previously granted stock awards and make cash payments as part of TA's retirement and separation agreements with certain former executive officers. The accelerations and cash payments resulted in additional compensation expense of $2.1 million for the nine months ended September 30, 2020, which was included in selling, general and administrative expense in TA's consolidated statements of operations and comprehensive income (loss).
(7) Equity Investment Ownership Dilution. During the nine months ended September 30, 2021, TA reduced its ownership in Epona, LLC, owner of QuikQ LLC, an equity method investment, to less than 50%, for which a loss of $1.8 million was included in other expense (income), net in TA's consolidated statements of operations and comprehensive income (loss).
(8) Impairment of Property and Equipment and Operating Lease Assets. During the three and nine months ended September 30, 2020, TA recognized $6.6 million and $1.3 million of impairment charges to property and equipment and operating lease assets, respectively, related to certain standalone QSL restaurants. The impairment charges were recognized in depreciation and amortization expense and real estate rent expense, respectively, in TA's consolidated statements of operations and comprehensive income (loss).
(9) Gain on Sale of Assets, Net. In May 2021, TA sold a property located in Mesquite, Texas for a sales price of $2.2 million, excluding selling costs. TA recognized a gain on the sale of $1.5 million. On April 21, 2021, TA completed the sale of its QSL business for $5.0 million, excluding costs to sell and certain closing adjustments. TA recognized a loss on the sale of $0.6 million. The gain and loss on the sale of assets were included in other operating expense (income), net for the nine months ended September 30, 2021.
(10) Tax Impact of Adjusting Items. TA calculated the income tax impact of the adjustments described above by using its estimated statutory income tax rates of 21.0% and 25.2% for the three and nine months ended September 30, 2021 and 2020, respectively.
(11) Reconciliations from net income (loss), or net income (loss) per share of common stock attributable to common stockholders (basic and diluted), the financial measures determined in accordance with GAAP to the non-GAAP financial measures disclosed herein, are included in the supplemental table above.

TRAVELCENTERS OF AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$621,103	$483,151
Accounts receivable, net	149,410	94,429
Inventory	169,543	172,830
Other current assets	22,129	35,506
Total current assets	962,185	785,916

Property and equipment, net	789,403	801,789
Operating lease assets	1,680,902	1,734,883
Goodwill	22,213	22,213
Intangible assets, net	11,060	11,529
Other noncurrent assets	110,438	87,530
Total assets	$3,576,201	$3,443,860

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$249,982	$158,075
Current operating lease liabilities	116,046	111,255
Other current liabilities	207,311	175,867
Total current liabilities	573,339	445,197

Long term debt, net	524,925	525,397
Noncurrent operating lease liabilities	1,685,084	1,763,166
Other noncurrent liabilities	104,602	69,121
Total liabilities	2,887,950	2,802,881

Stockholders' equity (14,579 and 14,574 shares of common stock outstanding as of September 30, 2021 and December 31, 2020, respectively)	688,251	640,979
Total liabilities and stockholders' equity	$3,576,201	$3,443,860
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed with the U.S. Securities and Exchange Commission.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever TA uses words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "may" and negatives or derivatives of these or similar expressions, TA is making forward-looking statements. These forward-looking statements are based upon TA's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TA's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TA's control. Among others, the forward-looking statements which appear in this press release that may not occur include:
•Statements about increased operating results may imply that TA will realize similar or better results in the future and that TA's business may be profitable in the future. TA operates in a highly competitive industry and its business is subject to various market and other risks and challenges. As a result, TA may not be able to realize similar or better results in the future and it may fail to be profitable in the future for these or other reasons. Since TA became publicly traded in 2007, TA's operations have generated losses and only occasionally generated profits;
•Statements about TA commencing numerous initiatives that it believes will improve and enhance its operational efficiencies and profitability, increase diesel fuel and gasoline gross margin and fuel sales volume, increase market share in the truck service industry, improve merchandising and gross margin in store and retail services, improve operating effectiveness in its full service restaurants and expand its franchise base. Further, TA's statements about performance improvements it believes it has already realized from certain of these changes. However, TA may not be able to recognize the improvements to its operating results that it anticipates. In addition, the costs incurred to complete the initiatives may be more than TA anticipates;
•Statements about activities that will drive continuous and excellent future performance. TA may not be able to complete the planned activities in a timely manner or at all, and such activities may not have the anticipated operational or financial benefits;
•Statements about various divisional changes and TA's expected benefits from those changes. TA may not realize the benefits it expects from these changes;
•Statements about TA's capital plan and the resulting benefits TA expects for its business and performances. Capital plans may take longer to complete and cost more than expected. Further, the projects pursued may not turn out as planned and may result in TA not realizing the benefits it expects;
•Statements about TA's targeted returns on its capital expenditures. TA may not be able to realize those returns;
•Statements about the commitment of TA's 2021 capital expenditures plan being in the range of $80.0 million and $100.0 million. TA may spend less or more than that amount;
•Statements about expected opening of new franchised locations and expecting to expand TA's network by entering into new franchise agreements. TA may not succeed in entering these agreements and the commencement and stabilization of any new franchises may not occur, may be delayed or may not open, and these franchises may not be successful or generate the royalties for TA that it expects;
•Statements about investing capital into relationships with companies that supply, distribute or store electric or other non-fossil fuel, alternative energy resources. TA may decide not to invest capital into these relationships and these relationships may not materialize or become beneficial, and if TA does further pursue this business or make these investments TA may not realize the returns or other benefits it may expect and TA could realize losses; and
•Statements about TA's eTA division, its management, its strategy and plan development, its California Energy Commission grant and its developing of collaborative relationships with groups in both electric and hydrogen vehicles. The alternative fuel market is still in its early stages and it is not clear which, if any, of those fuels and technologies will achieve commercial success and scale. As a result, it is uncertain how TA's business may change, adapt or evolve for the new fuels and technologies. TA's pursuit of any of these may not be successful and it may incur losses with respect to these efforts.

The information contained in TA's periodic reports, including TA's Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the U.S. Securities and Exchange Commission, or SEC, and TA's Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, which have been or will be filed with the SEC, under the caption "Risk Factors," or elsewhere in those reports, or incorporated therein, identifies other important factors that could cause differences from TA's forward-looking statements. TA's filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements. Except as required by law, TA does not intend to update or change any forward-looking statement as a result of new information, future events or otherwise.
(End)